                                                                   SCHEDULE 12.1

                        SOUTHERN CALIFORNIA GAS COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                     ACTUAL

                                                              YEAR ENDED DECEMBER 31,
                                             ----------------------------------------------------------
                                                1989        1990        1991        1992        1993
                                             ----------  ----------  ----------  ----------  ----------
Earnings Before Fixed Charges and Taxes
 Based on Income:
  Net Income...............................  $  180,903  $  177,744  $  211,792  $  194,716  $  193,676
    Add:
      Fixed Charges........................     108,872     117,026     112,867     116,504     116,890
      Income taxes charged to operations...     138,618     156,191     146,442     164,487     134,491
      Income taxes on nonoperating
       income..............................       1,806      (4,628)     12,841        (572)     (5,670)
                                             ----------  ----------  ----------  ----------  ----------
        Earnings before fixed charges and
         taxes based on income.............  $  430,199  $  446,333  $  483,942  $  475,135  $  439,387
                                             ----------  ----------  ----------  ----------  ----------
                                             ----------  ----------  ----------  ----------  ----------
Fixed Charges:
  Interest and amortization................  $  100,015  $  108,655  $  105,112  $  105,509  $  104,986
  Rental expense approximating interest
   charges included in operating
   expenses................................       8,857       8,371       7,755      10,995      11,904
                                             ----------  ----------  ----------  ----------  ----------
    Total actual fixed charges.............  $  108,872  $  117,026  $  112,867  $  116,504  $  116,890
                                             ----------  ----------  ----------  ----------  ----------
                                             ----------  ----------  ----------  ----------  ----------
Ratio of Earnings to Fixed Charges.........        3.95        3.81        4.29        4.08        3.76
                                             ----------  ----------  ----------  ----------  ----------
                                             ----------  ----------  ----------  ----------  ----------

                        SOUTHERN CALIFORNIA GAS COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
           ACTUAL EXCLUDING INTEREST RELATED TO SUPPLIER REFUNDS AND
                              REGULATORY ACCOUNTS*

                                                                        YEAR ENDED DECEMBER 31,
                                                       ----------------------------------------------------------
                                                          1989        1990        1991        1992        1993
                                                       ----------  ----------  ----------  ----------  ----------
Earnings Before Fixed Charges and Taxes Based on
 Income..............................................  $  430,199  $  446,333  $  483,942  $  475,135  $  439,387
Adjustment for interest related to supplier refunds
 and regulatory accounts.............................     (12,229)     (5,271)     (5,760)     (3,018)     (2,678)
                                                       ----------  ----------  ----------  ----------  ----------
  Earnings before adjusted fixed charges and taxes
   based on income...................................  $  417,970  $  441,062  $  478,182  $  472,117  $  436,709
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Fixed Charges........................................  $  108,872  $  117,026  $  112,867  $  116,504  $  116,890
Adjustment for interest related to supplier refunds
 and regulatory accounts.............................     (12,229)     (5,271)     (5,760)     (3,018)     (2,678)
  Adjusted fixed charges.............................  $   96,643  $  111,755  $  107,107  $  113,486  $  114,212
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Ratio of Earnings to Fixed Charges Adjusted for
 Supplier Refunds and Regulatory Accounts............        4.32        3.95        4.46        4.16        3.82
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

- ------------------------
*The ratios of earnings to fixed charges are influenced by the accrual of interest expense relating to supplier refunds payable to customers and regulatory accounts. Ratios which exclude interest related to supplier refunds and regulatory accounts are calculated as shown in the preceding computation, but exclude from fixed charges related interest expense during the relevant period to the extent of related interest income.

                                      S-2